Exhibit 99.1

FOR IMMEDIATE RELEASE

GUGGENHEIM INVESTMENTS TO CLOSE EIGHT EXCHANGE TRADED

PRODUCTS IN MARCH

Firm Remains Committed To ETP Suite; Ranks Eighth Largest U.S. ETP Provider

Affected ETPs account for less than 1% of Guggenheim Investments’ Exchange Traded Product (ETP) Business

NEW YORK – February 22, 2012 – Guggenheim Investments, the investment management division of Guggenheim Partners, LLC, today announced that it will close and liquidate eight exchange traded products (“ETPs”) in order to focus resources on products that have demonstrated the most marketplace demand.

In February 2012, the Boards of Trustees of the Claymore Exchange-Traded Fund Trust and the Claymore Exchange Traded Fund Trust 2 (together, the “Claymore ETF Trusts”) and the Rydex ETF Trust approved the closing and subsequent liquidations of six exchange-traded funds (“ETFs”). Additionally, Rydex Specialized Products LLC (“Sponsor”) announced plans to close and liquidate two of the CurrencyShares® Trusts that it sponsors. These eight offerings account for approximately $105 million in assets, or less than 1% of Guggenheim Investments’ total $11.9 billion in exchange-traded assets.1

Friday, March 23, 2012 will be the last day of trading on the NYSE Arca, Inc. (“NYSE Arca”) for shares of the following ETPs:

•	CurrencyShares® Russian Ruble Trust (FXRU) [2]

•	CurrencyShares® Mexican Peso Trust (FXM)[2]

•	Guggenheim EW Euro-Pacific LDRs ETF (NYSE Arca: EEN)[3]

•	Guggenheim International Small Cap LDRs ETF (NYSE Arca: XGC)[3]

•	Guggenheim Ocean Tomo Growth Index ETF (NYSE Arca: OTR)[3]

•	Guggenheim Ocean Tomo Patent ETF (NYSE Arca: OTP)[3]

•	Guggenheim Sector Rotation ETF (NYSE Arca: XRO)[3]

•	Rydex MSCI All Country World Equal Weight ETF (NYSE Arca: EWAC)[2]

“Guggenheim Investments remains committed to the U.S. ETP business,” said William Belden, head of product development. “As a leader in the market, we are dedicated to providing high quality investment solutions for our clients.” he said.

Guggenheim Investments is the eighth largest U.S. ETP provider with more than $11 billion in exchange-traded assets,4 and following the liquidations, will continue to offer a diverse ETP line-up of 72 products.

[1]	As of 2/17/2012. Asset figure excludes closed end fund assets.
[2]	Shares of the Trusts/Funds are distributed by Rydex Distributors, LLC.
[3]	Shares of the Funds are distributed by Guggenheim Funds Distributors, Inc.
[4]	Sources: BlackRock and Guggenheim Investments analysis. As of 12/31/2011

The Rydex ETF Trust and the Claymore ETF Trusts:

The last day of trading and the final date for creation and redemption activity for the six ETFs (each, a “Fund”) will be Friday, March 23, 2012. The ETFs will be suspended from trading on the NYSE Arca prior to the open of trading on Monday, March 26, 2012. Following the close of trading on March 23, 2012 and prior to the liquidation of the ETFs on or after March 30, 2012, shareholders will not be able to purchase or redeem shares from the ETFs or purchase or sell them in the secondary market. If no action is taken by a Fund shareholder prior to the Liquidation Date, each Fund will distribute to such shareholder, on or promptly after the Liquidation Date, a liquidating cash distribution equal to the net asset value of the shareholder’s Fund shares as of the close of business on the Liquidation Date.

Read an ETF’s prospectus and summary prospectus (if available) carefully before investing. It contains the ETF’s investment objectives, risks, charges, expenses and other information, which should be considered carefully before investing. Obtain a prospectus and summary prospectus (if available) for ETFs and other funds distributed by Rydex Distributers, LLC at rydex-sgi.com or call 800.820.0888. Obtain a prospectus and summary prospectus (if available) for ETFs and other funds distributed by Guggenheim Funds Distributors, Inc. at guggenheimfunds.com or call 800.345.7999.

CurrencyShares® Russian Ruble Trust and CurrencyShares® Mexican Peso Trust:

The last day of trading for the shares of the CurrencyShares® Russian Ruble Trust and the CurrencyShares® Mexican Peso Trust (each, a “Trust”) on the NYSE Arca, and the last day on which baskets of shares may be created or redeemed, will be March 23, 2012.

The NYSE Arca will suspend trading in the shares of the Trusts before the open of trading on March 26, 2012. Beginning that day and continuing until 4:00 p.m. Eastern Time on June 25, 2012, holders may tender their shares in the Trust through the facilities of the Depository Trust Company (“DTC”) to The Bank of New York Mellon, as trustee of each Trust (the “Trustee”). Upon receipt by the Trustee of a tendering holder’s shares together with wire instructions for an authorized account that may lawfully accept deposits of the underlying foreign currency and payment by or for the holder of any transaction fees, charges and taxes, the Trustee will deliver the amount of underlying foreign currency represented by such shares.

The Trustee has advised the Sponsor that, commencing June 26, 2012, the Trustee will sell any remaining trust property in each Trust for United States Dollars. The Trustee will make a final distribution to DTC on the remaining outstanding shares in United States Dollars on June 29, 2012.

Transaction costs incurred by a Trust in terminating the Trust will be reflected in each Trust’s net asset value and can be expected to diminish the amount of currency received by shareholders.

On or about March 26, 2012, the Sponsor intends to file with the Securities and Exchange Commission (“SEC”), on behalf of each Trust, a Form 15 to voluntarily deregister the Shares and suspend reporting obligations under the Securities Exchange Act of 1934, as amended. Each Trust’s duty to file periodic reports with the SEC will be suspended immediately upon the filing of the Form 15. The Sponsor expects that deregistration of the shares of each Trust will become effective 90 days after that filing.

The CurrencyShares® Mexican Peso Trust and the CurrencyShares® Russian Ruble Trust (the “Trusts”) have each filed a registration statement (including a prospectus) with the SEC for the offerings to which this communication relates. Before you invest in the shares of a Trust, you should read the prospectus in the registration statement and other documents the Trust has filed with the SEC for more complete information about the Trust and its offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, you may click the links above or the Trust will arrange to send you its prospectus if you request it by calling toll-free 800.820.0888.

Guggenheim Investments

Guggenheim Investments represents the investment management businesses of Guggenheim Partners, LLC, which consist of investment managers with approximately $127 billion in combined total assets.5 Collectively, Guggenheim Investments has a long, distinguished history of serving institutional investors, ultra-high-net-worth individuals, family offices and financial intermediaries. Guggenheim Investments offers clients a wide range of differentiated capabilities built on a proven commitment to investment excellence. Guggenheim Investments has offices in Chicago, New York City and Santa Monica, along with a global network of offices throughout the United States, Europe, and Asia.

Guggenheim Investments offers investors a broad range of ETPs—domestic and international equity, fixed-income and currency—to provide the core building blocks for portfolios, access to hard-to-reach market segments, as well as targeted investment choices.

For general inquiries please contact:

Jeaneen Pisarra

Guggenheim Investments

917.386.0387

jeaneen.pisarra@guggenheiminvestments.com

Jessica Papini Lopez

Guggenheim Investments

917.386.0428

jpapini@sg-investors.com

Guggenheim Investments represents the investment management businesses of Guggenheim Partners, LLC (“GP”), which includes Security Investors, LLC (“SI”) and Guggenheim Funds Investment Advisors, LLC (“GFIA”), the investment advisors to the Rydex and Guggenheim ETFs, respectively. Rydex Specialized Products, LLC (“RSP”), the Sponsor for the CurrencyShares Trusts, is a wholly owned subsidiary of Security Investors, LLC. Guggenheim Funds Distributors, Inc. and Rydex Distributors, LLC are affiliated with GP, GFIA, SI, and RSP.

5 The total asset figure is as of Q4 2011 and includes $8.8B of leverage for Assets Under Management and $0.8B of leverage for Serviced Assets. Total assets includes Security Investors (d/b/a, Security Global Investors and Rydex Investments), Guggenheim Partners Asset Management, Guggenheim Investment Management, Guggenheim Funds and its affiliated entities, and some business units including Guggenheim Real Estate, Guggenheim Structured Real Estate Advisors, Guggenheim Aviation, GS GAMMA Advisors, Guggenheim Partners Europe, Transparent Value Advisors, and Guggenheim Partners India Management. Values from some funds are based upon prior periods.

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